UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2026

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Concourse Parkway NE, 8th Floor
Atlanta, Georgia 30328
(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2026, Newell Brands Inc. (the “Company”) announced the appointment of Guillermo H. Beade as Chief Operating Officer of the Company, effective October 26, 2026 (the “Effective Date”). A copy of the Company’s news release dated October 20, 2026 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Beade, age 56, served as President, Consumer Brands North America for S.C. Johnson and Son, Inc., a global privately held household consumer packaged goods company (“SC Johnson”), from January 2024 until June 2026. Prior to this role, Mr. Beade served at SC Johnson as Senior Vice President and Chief Executive Officer, SC Johnson Lifestyle Brands from January 2021 until January 2024, and as Senior Vice President, Regional President (Latin America, Europe, Middle East, Africa, Russia & CIS) from January 2015 until January 2021. Mr. Beade also served in various management roles at PepsiCo, Inc. and began his career at Unilever PLC.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Beade and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Beade and any other person pursuant to which Mr. Beade will be serving as Chief Operating Officer of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Beade will report to the Company’s Chief Executive Officer and will receive an annual base salary of $830,000. Mr. Beade will be eligible to participate in the Company’s Management Bonus Plan, with a target bonus of 105% of his earned base salary and which can range between 0% and 200% of the target payout based on the extent to which applicable performance criteria are met. Beginning in 2027, Mr. Beade will be eligible to participate in the Company’s 2026 Long-Term Incentive Plan (the “LTIP”) with a target value of 325% of his annual base salary. Mr. Beade also will receive an initial grant under the LTIP on or promptly after the Effective Date with a target value of $1,400,000. Actual grants under the LTIP may vary from the target based on Company and individual performance and the judgment of the Compensation and Human Capital Committee of the Board of Directors. Mr. Beade will be eligible to participate in the Newell Brands Executive Severance Plan as a member of the Management Committee (as defined in such plan), the Company’s Flexible Perquisites Program with an annual perquisite allowance of $21,638, the Company’s Supplemental Employee Savings Plan, the Company’s Executive Relocation Program with a 100% payback obligation if he leaves the Company within one year of his relocation date and a 50% payback obligation if he leaves the Company within two years of his relocation date, and other benefit programs provided to Company employees generally, including the Company’s Employee Savings Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Newell Brands Inc. dated October 20, 2026

104	Cover Page Interactive Data File (formatted as inline XBRL and embedded within the document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: October 20, 2026	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary